UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38163 (Commission File Number)	35-2554312 (I.R.S. Employer Identification No.)

(Address of principal executive offices)
230 E Riverside Dr Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	Nasdaq Global Select

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☐ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Securities registered pursuant to Section 12(b) of the Act:

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth below under Item 5.07 regarding the conditional resignation of Mr. Ronald Kennedy as a director of PetIQ, Inc. (the “Company”) is incorporated herein by reference. This conditional resignation has been submitted solely in connection with the Company’s majority vote policy for in the Company’s bylaws. Mr. Kennedy’s conditional resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 29, 2021 (the “Annual Meeting”) at the Company’s headquarters located at 230 East Riverside Drive, Eagle, Idaho 83616. Present in person or represented by proxy at the Annual Meeting, were 23,889,110, or 91.27%, of the shares of the Company’s common stock issued and outstanding on the record date for the Annual Meeting. Summarized below are descriptions of the proposals voted on at the Annual Meeting and the final results of such voting.

Proposal One: Election of two class I directors

As described in the Company’s 2021 Proxy Statement, the Company’s Board of Directors nominated two individuals to serve as Class I directors for a term to expire on the date of the Company’s 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Votes
Ronald Kennedy	9,921,292	11,726,076	2,241,742
Sheryl Oloughlin	20,142,291	1,505,077	2,241,742

Because the votes withheld from Mr. Kennedy exceeded the votes cast in favor of his election, Mr. Kennedy has tendered his resignation from the Board of Directors, with the effectiveness of such resignation conditioned upon the Board of Directors acceptance thereof, all in accordance with the majority vote provision of the Company’s bylaws. Under the procedures set forth in the Company’s bylaws, the Nominating and Corporate Governance Committee of the Board will consider the resignation and make a recommendation to the Board, which will determine whether to accept or reject the resignation (and, if applicable, the reasons for rejecting the resignation). The Board expects to act within 90 days after the date of the Annual Meeting. Mr. Kennedy will not participate in the deliberations of the Nominating and Corporate Governance Committee or the Board with respect to their consideration of his resignation, but his service will otherwise continue.

In considering whether to accept or reject Mr. Kennedy’s resignation, the Board, in consultation with the Committee, expects to consider all factors believed relevant, including without limitation: (i) the underlying reasons for Mr. Kennedy not receiving a majority of votes cast in favor of his reelection as director; (ii) the tenure and qualifications of Mr. Kennedy; (iii) Mr. Kennedy’s past and expected future contributions to the Board; (iv) the overall composition of the Board; and (v) whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation, including under the Nasdaq listing requirements and federal securities laws.

Proposal Two: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021

For	Against	Abstain
23,715,750	5,183	168,177

Proposal Three: Approval, on an advisory, non-binding basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Vote
19,602,772	1,521,165	523,431	2,241,742

Proposal Four: Approval of the Company’s Amended and Restated 2017 Omnibus Incentive Plan

For	Against	Abstain	Broker Non-Vote
10,801,602	10,308,377	537,389	2,241,742

Proposal Five: Approval, on an advisory, non-binding basis, the frequency (every one, two or three years) of stockholder advisory approval of the compensation of our named executive officers

Year 1	Year 2	Year 3	Abstain	Broker Non-Vote
19,010,789	4,504	1,068,712	1,563,363	2,241,742

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.
Dated: July 6, 2021	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer